Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com
Frank Cassidy Elected Chairman of Calpine Corporation Board of Directors
(HOUSTON, Texas) — May 12, 2016 – Calpine Corporation (NYSE:CPN) announced today that following its Annual Meeting of Shareholders yesterday, the Board of Directors elected Frank Cassidy as Chairman of the Board.

Mr. Cassidy has served as a Director on Calpine’s Board since 2008 and as Lead Independent Director since 2014. Prior to that, he had 40 years of experience in the power generation and energy industries, including as President and Chief Operating Officer of PSEG Power LLC and as Chief Executive Officer of PSEG Energy Technologies.

“We are delighted that Frank has agreed to lead our Board of Directors,” said Thad Hill, Calpine’s President and Chief Executive Officer. “Frank’s deep industry experience and expertise, as well as his knowledge of Calpine gained over the past eight years as a Director and Lead Independent Director, assure Calpine continues to have strong Board leadership.”

Mr. Cassidy succeeds Jack A. Fusco, who had served as Executive Chairman of the Board since 2014 and as CEO from 2008 to 2014. Mr. Fusco’s term as Executive Chairman expired as of May 11, 2016, pursuant to the terms of his employment agreement. At the Company’s Annual Meeting of Shareholders, Mr. Fusco was elected, and will continue to serve, as a Director of Calpine.

“On behalf of the Calpine Board, I want to thank Jack for his leadership as Executive Chairman over the past couple of years and as CEO before that,” said Mr. Cassidy. “Over the past eight years, Jack led the transformation of Calpine into the nation’s premier independent power producer. I am most pleased that Jack has agreed to continue to serve on the Calpine Board. Finally, I would like to congratulate Jack on his new challenge, announced today, as the President and CEO of Cheniere Energy.”

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources.  Our fleet of 84 power plants in operation or under construction represents more than 27,000 megawatts of generation capacity. Through wholesale power operations and our retail business, Champion Energy, we serve customers in 21 states and Canada. We specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and

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Frank Cassidy Elected Chairman of Calpine Corporation Board of Directors

May 12, 2016

environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. Please visit www.calpine.com to learn more about why Calpine is a generation ahead - today, or visit www.championenergyservices.com for details on Champion’s award-winning retail electric services.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2015. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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